Exhibit 99.1

                              CAUTIONARY STATEMENT
                      REGARDING FORWARD-LOOKING STATEMENTS

STOCKWALK.COM GROUP, INC.(the "Company") wishes to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is filing this cautionary statement in connection with such safe harbor legislation.

The Company's Form 10-KSB, any Form 10-QSB or Form 8-K filed by the Company or any other written or oral statements made by or on behalf of the Company may include "forward- looking statements" as defined in the Act. The words "believe," "expect," "anticipate," "intend," "estimate," "forecast," "project" and similar expressions identify such forward-looking statements. Forward-looking statements reflect the Company's current views with respect to future events and financial performance, and the Company wishes to caution investors that any forward-looking statements made by or on behalf of the Company are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, the factors listed below (many of which have been discussed in the Company's prior filings with the Securities and Exchange Commission).

Although the Company has attempted to list comprehensively these important factors, the Company wishes to caution investors that other factors may in the future prove to be important in affecting the Company's results of operations. New factors emerge from time to time, and it is not possible for Company management to predict all of such factors, nor can Company management assess the impact of each such factor on the business, or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Investors are further cautioned not to place undue reliance on such forward-looking statements because such statements reflect the Company's views only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     CONTROL BY CERTAIN SHAREHOLDERS

Directors and executive officers of the Company beneficially own approximately 84.6% of the outstanding Common Stock. As a result, such directors, officers and certain principal shareholders of the Company and MJK have the ability to effectively control the election of the Company's entire Board of Directors and the affairs of the Company, including, but not limited to, all fundamental corporate transactions such as acquisitions, mergers, consolidations and the sale of substantially all of the Company's assets.

     UNDESIGNATED STOCK

The Company's authorized capital consists of 100,000,000 shares of capital stock, of which 50,000,000 shares are designated as Common Stock and 50,000,000 are preferred shares undesignated as to series. The Company has no outstanding shares of preferred stock, and there are no current plans to designate or issue any shares of preferred stock. Nevertheless, the Company's Board of Directors has the power to issue any or all of these shares of unissued stock, including the authority to establish the rights and preferences of the unissued shares, without shareholder approval. Furthermore, as a Minnesota corporation, the Company is subject to certain "anti-takeover" provisions of the Minnesota Business Corporations Act. These provisions and the power to issue additional shares and to establish separate classes or series of common or preferred stock may, in certain circumstances, deter or discourage take-over attempts and other changes in control of the Company not approved by the Board of Directors.

LIMITATIONS ON BROKER-DEALER SALES OF COMMON STOCK; APPLICABILITY OF "PENNY STOCK" RULES; NO ASSURANCE OF QUALIFICATION FOR LISTING ON NASDAQ

Effective May 7, 1999, the Company's Common Stock was delisted from trading on The Nasdaq SmallCap Market. The stock presently trades on Over-the-Counter Bulletin Board.

Federal regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") regulate the trading of so-called "penny stocks" (the "Penny Stock Rules"), which are generally defined as any security not listed on a national securities exchange or The Nasdaq Stock Market ("Nasdaq"), priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. In addition, equity securities listed on Nasdaq that are priced at less than $5.00 per share are deemed penny stocks for the limited purpose of Section 15(b)(6) of the Exchange Act. Therefore, if the Common Stock is listed on The Nasdaq SmallCap Market, and the Common Stock is priced below $5.00 per share, trading of the Common Stock will be subject to the provisions of Section 15(b)(6) of the Exchange Act, which make it unlawful for any broker-dealer to participate in a distribution of any penny stock without the consent of the Commission if, in the exercise of reasonable care, the broker-dealer is aware of or should have been aware of the participation of a previously sanctioned person. In such event, it may be more difficult for broker-dealers to sell the Common Stock, and purchasers of shares of Common Stock may experience difficulty in selling such shares in the future in secondary trading markets.

While the Common Stock is excluded from The Nasdaq SmallCap Market, trading, if any, in shares of the Common Stock is subject to the full range of the Penny Stock Rules. Under Exchange Act Rule 15g-8, broker-dealers must take certain steps prior to selling a penny stock, which steps include: (a) obtaining financial and investment information from the investor; (b) obtaining a written suitability questionnaire and purchase agreement signed by the investor; (c) providing the investor with a written identification of the shares being offered and in what quantity; and (d) delivering to the investor a written statement setting forth the basis on which the broker-dealer approved the investor's account for the transaction. If the Penny Stock Rules are not followed by a broker-dealer, the investor has no obligation to purchase the shares. Accordingly, the application of the comprehensive Penny Stock Rules may make it more difficult for broker-dealers to sell the Common Stock and purchasers of shares of Common Stock may have difficulty in selling such shares in secondary trading markets.


RISK FACTORS

The following matters, among others, may have a material adverse effect on the business, financial condition, liquidity, results of operations or prospects, financial or otherwise, of the Company.

UNCERTAIN INDUSTRY FACTORS; ECONOMIC AND MARKET CONDITIONS

The securities business is, by its nature, subject to various risks, particularly in volatile or illiquid markets, including the risk of losses resulting from the underwriting or ownership of securities, customer fraud, employee errors and misconduct, failures in connection with the processing of securities transactions and litigation. MJK's business and its profitability are affected by many factors, including the volatility and price level of the securities markets; the volume, size and timing of securities transactions; the demand for investment banking services; the level and volatility of interest rates; the availability of credit; legislation affecting the business and financial communities; and the economy in general. Markets characterized by low trading volumes and depressed prices generally result in reduced commissions and investment banking revenues as well as losses from declines in the market value of securities positions. Moreover, since a portion of MJK's revenues are derived from underwriting initial public offerings ("IPOs") and bond financings, any decline in the overall IPO or bond market, among other factors, could have a material adverse effect on the operations of MJK.

RISKS ASSOCIATED WITH INVESTMENT BANKING

MJK's investment banking activities subject MJK's capital to certain risks. Such risks include market, credit and liquidity risks, which risks arise primarily when underwritten securities cannot be resold, for any reason, at anticipated price levels. Further, under applicable securities laws and court decisions with respect to underwriters' liability and limitations on indemnification by issuers, an underwriter may be exposed to substantial securities liability arising out of public and private offerings of equity and debt instruments.

RISKS ASSOCIATED WITH PRINCIPAL TRANSACTIONS

As a market maker, MJK uses its capital to maintain substantial inventories of long and/or short positions in securities in order to engage in principal transactions with customers as well as with other broker-dealers. These securities are marked-to-market with resulting unrealized gains and losses reported as revenue or losses from principal transactions. The maintenance of such positions exposes MJK to the possibility of significant losses when market prices of the securities comprising such positions change.

EXTENSIVE GOVERNMENT REGULATION; STRICT NET CAPITAL REQUIREMENTS

The Company's business, and the securities industry generally, are subject to extensive regulation at both the federal and state levels. In addition, self-regulatory organizations, such as the NASD, require strict compliance with their rules and regulations. Among other things, these regulatory authorities impose restrictions on sales methods, trading practices, use and safekeeping of customer funds and securities, record keeping and the conduct of principals and employees. The extensive regulatory framework applicable to broker-dealers, the purpose of which is to protect customers and the integrity of the securities markets, imposes significant compliance burdens on MJK. Failure to comply with any of the laws, rules or regulations of any independent, state or federal regulatory authority could result in a fine, injunction, suspension or expulsion from the industry, which could have a material adverse impact upon MJK. The Commission and the NASD also have stringent provisions with respect to net capital requirements applicable to the operation of securities firms. A significant operating loss or any charge against the net capital of MJK could adversely affect its ability to operate, expand or, depending upon the magnitude of the loss or charge, maintain its present level of business. Furthermore, amendments to existing statutes and regulations or the adoption of new statutes and regulations could require MJK to alter its methods of operation at costs which could be substantial.

SMALL CAPITALIZATION COMPANIES

A large portion of MJK's business focuses on the underwriting, brokerage and trading of securities of small capitalization companies, a segment of the securities industry which may be subject to greater risks than the securities industry as a whole and, consequently, may be marketable to only a limited segment of the investing public. MJK believes that certain small capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources and their securities may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of many small capitalization companies. In particular, small capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

CREDIT RISKS

MJK clears all transactions for MJK customers and for a number of other brokerage firms on a fully disclosed basis. The firm also lends funds to its customers and customers of its correspondent firms as margin credit. These loans are made to customers on a secured basis, with the firm maintaining collateral in the form of saleable securities, cash or cash equivalents. Pursuant to the terms of agreements, in the event that customers or a correspondent firm, if any, fail (a) to pay for their purchases, (b) to supply securities that they have sold on a customer's behalf, (c) to repay funds they have borrowed, or (d) to satisfy any customer obligations, MJKI would be obligated for any resulting losses.

LEGAL PROCEEDINGS

Many aspects of MJK's business involve substantial risks of potential liability and regulatory enforcement by state and federal regulators. In recent years, there also has been an increasing incidence of litigation or arbitration involving participants in the securities industry. Underwriters and agents are subject to substantial potential liability for material misstatements and omissions in prospectuses and other communications with respect to underwritten offerings of securities. Claims by dissatisfied customers for fraud, unauthorized trading, suitability, churning, mismanagement and breach of fiduciary duty are regularly made against broker-dealers. There can be no assurance that any such proceedings will not have a material adverse legal or economic effect on MJK. Moreover, as a result of increased publicity regarding legal proceedings against broker-dealers and the resulting heightened public awareness of such matters, it is possible that certain legal proceedings which can be settled or otherwise resolved without a material adverse economic effect on MJK, could generate adverse publicity which in turn could have a material adverse effect on MJK's operations.

CURRENT AND POTENTIAL REFORMS IN THE NASDAQ MARKET

The Nasdaq market has come under intense scrutiny in the media and political arenas during the past few years and has been the subject of Commission investigations into its operations. Concerns have been raised with respect to the size of the spreads between the price paid by investors purchasing Nasdaq-listed securities and the dealers who process the transactions. Concerns also have been raised with respect to microcap fraud, whether Nasdaq's listing requirements are sufficiently stringent and whether the NASD, the trade organization controlling the Nasdaq market, carefully polices Nasdaq-listed companies. In response, the NASD has begun to boost its internal compliance and monitoring programs, including establishing a new separate regulatory unit, NASD Regulation, Inc. ("NASDR"). More specifically, the NASDR has been hiring numerous new enforcement aides to better monitor trading activities among dealers and to scrutinize companies' compliance with applicable listing standards, and heightening its overall monitoring of small capitalization companies.

The effects of Nasdaq reform on the operations of brokerage firms, especially those specializing in the securities of small capitalization companies, cannot be fully anticipated. The cost of compliance with any new rules, regulations and procedures instituted by the NASDR could be significant. Increased compliance costs or the inability to attain or maintain the listing of underwriting clients on the Nasdaq system, or a combination thereof, could adversely affect the financial performance of MJK.

DEPENDENCE ON KEY PERSONNEL

For the foreseeable future, MJK will place substantial reliance upon the personal efforts and abilities of Eldon C. Miller, Chairman of the Board and Chief Executive Officer, Paul R. Kuehn, President, and David B. Johnson, Executive Vice President. The loss of services of any of them likely would have a material adverse effect on the business, operations, revenues and/or prospects of MJK. Key man life insurance on certain members of MJK's management presently would be utilized to fund at least partially the repurchase of their common shares on death. The success of MJK is also dependent upon its ability to retain and hire additional highly skilled personnel. Competition among broker-dealers for experienced personnel is intense. There can be no assurance that MJK will be able to retain such personnel or hire and retain additional qualified and skilled personnel.

NO DIVIDENDS

MJK intends to retain all earnings in the foreseeable future for MJK's continued growth and does not expect to declare or pay any cash dividends in the foreseeable future. Moreover, MJK's ability to pay dividends in the future may be restricted by its brokerage subsidiaries' obligations to comply with the net capital rules applicable to broker-dealers.

RISKS ASSOCIATED WITH MANAGEMENT OF A CHANGING BUSINESS

MJK has experienced substantial changes in and expansion of its business and operations and expects to continue to experience periods of rapid change in connection with its intended development of offering electronic and Internet brokerage services. MJK's past expansion has placed, and any future expansion would place, significant demands on MJK's administrative, operational, financial and other resources. MJK expects operating expenses and staffing levels to increase substantially in the future. In particular, MJK intends to hire a significant number of additional skilled personnel, including persons with experience in both the computer and brokerage industries, and, in particular, persons with Series 7 or other broker-dealer licenses. Competition for such personnel is intense, and there can be no assurance that MJK will be able to attract, assimilate or retain additional highly qualified senior managers and technical persons in the future. MJK also expects to expend resources with respect to future expansion of its accounting and internal management systems and the implementation of a variety of new systems and procedures. In addition, MJK expects that future expansion will continue to challenge MJK's ability to hire, train, motivate and manage its associates. If MJK's revenues do not increase in proportion to its operating expenses, MJK's management systems do not expand to meet increasing demands, MJK fails to attract, assimilate and retain qualified personnel, or MJK's management otherwise fails to manage MJK's expansion effectively, there would be a material adverse effect on MJK's business, financial condition and operating results.

RISKS OF SYSTEMS FAILURE

The rapid growth in the use of MJK's services has strained its ability to adequately expand technologically. The haste required in acquiring new equipment and applications may result in less rigorous testing and validation of hardware and software, which could lead to performance problems. In addition, MJK will rely on a number of third parties to process its transactions, all of which will need to expand the scope of the operations they perform for MJK. Any backlog caused by a third party's inability to expand at the rate necessary to meet MJK's needs could have a material adverse effect on MJK's business, financial condition and operating results. As trading volume increases, MJK may have difficulty hiring, training and integrating qualified personnel at the necessary pace, and the shortage of licensed personnel could cause a backlog in the processing of orders requiring review, exposing MJK not only to unsatisfied customers, but also potentially to liability for transactions that were ordered but not executed on a timely basis.

MJK's online broker service will receive and process trade orders principally through the Internet, online services and touch-tone telephone. This method of trading is heavily dependent on the integrity of the electronic systems supporting it. Orders placed from the close of the stock markets one day until the opening the next business day must be processed through MJK's system in a short period of time prior to the opening of the stock markets. Heavy stress will be placed on MJK's systems during peak trading times that could cause MJK's systems to operate at unacceptably low speed or fail. Any significant degradation or failure of MJK's systems or any other systems in the trading process (e.g., online service providers, record keeping and data processing functions performed by third parties and third-party software such as Internet browsers), even for a short time, could cause customers to suffer delays in trading. Such delays could cause substantial losses for customers and could subject MJK to claims or litigation from customers for losses.

RISKS ASSOCIATED WITH ENTERING NEW MARKETS

One element of MJK's strategy is to enter new markets. No assurance can be given that MJK will be able to successfully enter the online brokerage industry and adapt its proprietary processing technology to provide information and transaction processing services in other markets or that, if successful with such adaptation, it will compete successfully in any such new markets. MJK plans, subject to regulatory approval, to establish investment banking operations, raising public and private equity capital for companies over the Internet and other electronic media. In addition, MJK's strategy is to pursue opportunities to increase MJK's customer base and the transaction value and number of products and services offered to MJK's customers. There can be no assurance that MJK will be successful in its pursuit of these opportunities or that such pursuit will not divert management attention or inefficiently utilize MJK's resources.

SIGNIFICANT FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

MJK expects to experience significant fluctuations in future quarterly operating results that may be caused by many factors, including the following: the timing of introductions or enhancements of online brokerage services and products by MJK or its competitors; market acceptance of online brokerage services and products; the pace of development of the market for online equity and debt offerings commerce; changes in trading volume in the securities markets; trends in the securities markets; changes in pricing policies by MJK or its competitors; changes in strategy; the success of or costs associated with acquisitions, joint venture or other strategic relationships; changes in key personnel; seasonal trends; the extent of international expansion; the mix of international and domestic sales; changes in the level of operating expenses to support projected growth; and general economic conditions.

Due to the foregoing factors, quarterly revenue and operating results are difficult to forecast, and MJK believes that period-to-period comparison of its operating results will not necessarily be meaningful and should not be relied upon as any indication of future performance. It is likely that MJK's future quarterly operating results from time to time will not meet the expectations of securities analysts or investors, which may have an adverse effect on the market value of the Company's Common Stock.

SUBSTANTIAL COMPETITION

The general financial success of companies within the securities industry over the past several years has strengthened existing competitors. Management believes that such success will continue to attract new competitors to the industry, such as banks, software development companies, insurance companies, providers of online financial and information services and others, as such companies expand their product lines. Commercial banks and other financial institutions have become a competitive factor in the securities industry by offering their customers certain corporate and individual financial services traditionally provided by securities firms. The current trend toward consolidation in the commercial banking industry could further increase competition in all aspects of MJK's business. Commercial banks generally are expanding their securities activities, as well as their activities relating to the provision of financial services. While it is not possible to predict the type and extent of competitive services that commercial banks and other financial institutions ultimately may offer or whether administrative or legislative barriers will be repealed or modified, brokerage firms such as MJK may be adversely affected by such competition or legislation.
Particularly as financial services and products proliferate, to the extent MJK's competitors are able to attract and retain customers on the basis of the convenience of one-stop shopping, MJK's business or its ability to grow could be adversely affected. In many instances, MJK is competing with such organizations for the same customers. In addition, competition among financial services firms exists for experienced technical and other personnel.

There can be no assurance that MJK will be able to compete effectively with current or future competitors or that the competitive pressures faced by MJK will not have a material adverse effect on MJK's business, financial condition and operating results.

The market for internet brokerage services is new, rapidly evolving and intensely competitive, and MJK expects competition to continue and intensify in the future. MJK will encounter direct competition from other brokerage firms providing either touch-tone telephone or online brokerage services, or both. Discount brokerage firms generally effect transactions for their customers on an "execution only" basis, without offering other services such as portfolio valuation, investment recommendations and research. These competitors include such discount brokerage firms as Charles Schwab & Co., Inc. ("Charles Schwab"), Fidelity Brokerage Services, Inc., Waterhouse Securities, Inc., Quick & Reilly, Inc. ("Quick & Reilly"), Pacific Brokerage Services, Inc., National Discount Brokers (a subsidiary of Sherwood Securities Corp.), Lombard Institutional Brokerage, Inc., firms owned by TransTerra Co. (including All-American Brokers, also known as eBroker) and PC financial network (a division of Donaldson, Lufkin & Jenrette Securities Corporation), among others. MJK also encounters competition from established full-commission brokerage firms such as Dean Witter Reynolds Inc., Payne Webber Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Smith Barney, Inc., among others. In addition, MJK competes with financial institutions, mutual fund sponsors and other organizations, some of which provide electronic brokerage services.

There are virtually no barriers to entry in the internet market in which MJK expects to operate. Many of MJK's competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than MJK. In addition, many of these competitors offer a wider range of services and financial products than MJK, and thus may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Many current and potential competitors also have greater name recognition and more extensive customer bases that could be leveraged, thereby gaining market share to MJK's detriment. Such competitors may be able to undertake more extensive promotional activities, offer more attractive terms to customers than MJK and adopt more aggressive pricing policies, possibly even sparking a price war in the brokerage business. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their services and products. For example, Charles Schwab's One-Source mutual fund service and similar, more complete services may discourage potential customers from using MJK's brokerage services. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

EXPANSION INTO INTERNET TRADING

MJK intends to expand its operations into retail internet trading. MJK has no experience in this relatively new area of the securities industry, and there can be no assurance that MJK will be able to expand its operations successfully. Moreover, the proposed expansion of MJK's operations may materially increase MJK's operating expenses and could adversely affect MJK's brokerage operations and profits.

EARLY STAGE OF DEVELOPMENT OF ONLINE BROKERAGE BUSINESS AND DEPENDENCE ON ONLINE COMMERCE AND THE INTERNET

The market for electronic brokerage services, particularly over the Internet, is at an early stage of development and is rapidly evolving. As is typical for new and rapidly evolving industries, demand and market acceptance for recently introduced services and products are subject to a high level of uncertainty. With respect to MJK, this uncertainty is compounded by the risks that consumers will not adopt online commerce and that an appropriate infrastructure necessary to support increased commerce on the Internet will fail to develop, in each case, to a sufficient extent and within an adequate time frame to permit MJK to succeed.

Sales of many of MJK's Internet services and products will depend upon the adoption of the Internet by consumers as a widely used medium for commerce and communication. The Internet may not prove to be viable commercial marketplace because of inadequate development of the necessary infrastructure, such as a reliable network backbone, or timely development of complementary services and products, such as high speed modems and high speed communication lines. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. In addition, the Internet could lose it viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or due to increased governmental regulation. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, cost, ease of use, accessibility and quality of service) remain unresolved and may negatively affect the growth of Internet use or the attractiveness of commerce and communication on the Internet. Because global commerce and online exchange of information on the Internet and other similar open wide area networks are new and evolving, there can be no assurance that the Internet will prove to be a viable commercial marketplace. If critical issues concerning the commercial use of the Internet are not favorably resolved, if the necessary infrastructure is not developed, or if the Internet does not become a viable commercial marketplace, MJK's business, financial condition and operating results may be materially adversely affected.

Adoption of online commerce, particularly by those individuals who have historically relied upon traditional means of commerce, will require a broad acceptance by such individuals of new and substantially different methods of conducting business. Moreover, MJK's brokerage services over the Internet, once developed, will involve a new approach to securities trading and, as a result, intensive marketing and sales efforts may be necessary to educate prospective customers regarding the uses and benefits of MJK's brokerage services and products. Moreover, the security and privacy concerns of existing and potential users of MJK's services, may inhibit the growth of online commerce generally, and online brokerage trading in particular, which could have a material adverse effect on MJK's business, financial condition and operating results.

RAPID TECHNOLOGICAL CHANGE; DELAYS IN INTRODUCTION OF NEW SERVICES AND PRODUCTS

The information and financial services and communications industries are characterized by rapid technological change, changes in customer requirements, frequent new service and product introductions and enhancements, and emerging industry standards. The introduction of services or products embodying new technologies and the emergence of new industry standards and practices can render existing services or products obsolete and unmarketable. MJK's future success will depend, in part, on its ability to develop leading technologies, enhance its existing services and products, develop new services and products that address the increasingly sophisticated and varied needs of its prospective customers, and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The development of new services and products or enhanced version of existing services and products entails significant technical risks. There can be no assurance that MJK will be successful in effectively implementing and using new technologies, adapting its services and products to emerging industry standards, developing, introducing and marketing service and product enhancements, or new services and products, or that it will not experience difficulties that could delay or prevent the successful development, introduction or marketing of these services and products, or that its new service and product enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. If MJK is unable, for technical or other reasons, to develop and introduce new services and products or enhancements of existing services and products in a timely manner in response to changing market conditions or customer requirements, or if new services and products do not achieve market acceptance, MJK's business, financial condition and operating results will be materially adversely affected.

         RISKS ASSOCIATED WITH ENCRYPTION TECHNOLOGY

A significant barrier to online commerce and communication is the secure transmission of confidential information over public networks. MJK intends to rely on encryption and authentication technology, including public key cryptography technology licensed from third parties, to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of technologies to be used by MJK to protect customer transaction data. If any such compromise of MJK's security were to occur, it could have a material adverse effect on MJK's business, financial condition and operating results.

         FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING

MJK expects that it will raise additional funds in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or respond to unanticipated requirements. There can be no assurance that additional financing will be available when needed on terms favorable to MJK, if at all. If adequate funds are not available on acceptable terms, MJK may be unable to develop or enhance its services and products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, any of which could have a material adverse effect on MJK's business, financial condition and operating results.

         RISKS ASSOCIATED WITH ACQUISITIONS, JOINT VENTURES AND OTHER STRATEGIC RELATIONSHIPS

MJK may make acquisitions of other companies or technologies in the future, and MJK regularly evaluates such opportunities. Acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations and products, diversion of management's attention to other business concerns, amortization of acquired intangible assets and potential loss of key employees of acquired companies. No assurance can be given as to the ability of MJK to consummate any acquisitions or integrate successfully any operations, personnel, services or products that might be acquired in the future, and the failure of MJK to do so could have a material adverse effect on MJK's business, financial condition and operating results.

         MJK intends to establish a number of strategic relationships with online service providers and software and information service providers. There can be no assurance that any such relationships will be successful or profitable, or that MJK will develop any new such relationships.